Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
AST BlackRock Global Strategies Portfolio - US High Yield(PRU-AA-HY) BlackRock Core Bond Trust(BHK)
BlackRock Corporate High Yield Fund III, Inc.( CYE)
BlackRock Corporate High Yield Fund V, Inc.( HYV)
BlackRock Corporate High Yield Fund VI, Inc.( HYT)
BlackRock Corporate High Yield Fund, Inc.( COY)
BlackRock Credit Allocation Income Trust I, Inc.( PSW)
BlackRock Credit Allocation Income Trust II, Inc.( PSY)
BlackRock Credit Allocation Income Trust III(BPP)
BlackRock Credit Allocation Income Trust IV (Preferred Sleeve)( BTZ-
PREF)
BlackRock Debt Strategies Fund, Inc.( DSU)
BlackRock Funds II, High Yield Bond Portfolio)( BR-HIYLD)
BlackRock High Income Shares(HIS)
BlackRock High Yield Portfolio(MIST-HY)
BlackRock High Yield Trust(BHY)
BlackRock Income Opportunity Trust(BNA-USD)
BlackRock Limited Duration Income Trust(BLW)
BlackRock Multi-Asset Income - High Yield Portfolio(BR-INC-HY)
BlackRock Secured Credit Portfolio(BR-MSB)
BlackRock Senior High Income Fund, Inc.( ARK)
BlackRock Strategic Bond Trust(BHD)
      iShares iBoxx $ High Yield Corporate Bond Fund(ISHHYLD)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
10-01-2012

Security Type:
BND/CORP

Issuer
HERTZ CORPORATION (THE)  (2022)

Selling Underwriter
BARCLAYS CAPITAL INC.

Affiliated Underwriter(s)
[x] PNC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., Deutsche Bank Securities
Inc., Merrill Lynch, Pierce, Fenner & Smith
Incorporated., BMO Capital Markets Corp., BNP
Paribas Securities Corp., Credit Agricole
Securities (USA) Inc., Natixis Securities Americas
LLC, RBS Securities Inc., Wells Fargo Securities,
LLC, Fifth Third Securities, Inc., PNC Capital
Markets LLC, Scotia Capital (USA) Inc., SunTrust
Robinson Humphrey, Inc



Transaction Details

Date of Purchase
10-01-2012

Purchase Price/Share
(per share / % of par)
$100

Total Commission, Spread or Profit
1.50%

1.	Aggregate Principal Amount Purchased (a+b)
$28,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$16,795,000

b. Other BlackRock Clients
$11,205,000

2.	Aggregate Principal Amount of Offering
$500,000,000

Fund Ratio  [Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.056


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Abhishek Anchal
Date:
10-03-2012
Global Syndicate Team Member




Approved by:
Odette Rajwan
Date:
10-09-2012
Senior Global Syndicate Team Member